UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 8, 2013

United States Steel Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

412 433-1121
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On July 9, 2013, United States Steel Corporation (the “Corporation”) issued a press release announcing that Gretchen R. Haggerty, its Executive Vice President and Chief Financial Officer, plans to retire later this year after more than 37 years of service. The full text of the press release is filed herewith as Exhibit 99.1.

(e)
On July 8, 2013, the Compensation & Organization Committee of the Board of Directors of the Corporation exercised its discretion under the terms of the United States Steel Corporation Executive Management Supplemental Pension Program and waived the age requirement for vesting by consenting to Mrs. Haggerty’s retirement. As disclosed in the Corporation’s 2013 Proxy Statement, Mrs. Haggerty’s benefit under the Supplemental Pension Program as of December 31, 2012 was $11,790,762. Her actual benefit will be calculated in accordance with the terms of the Supplemental Pension Program and will take into consideration the amounts paid to her under the Annual Incentive Compensation Plan, her years of continuous service at her retirement date, and the interest rate applicable under the program for determining lump sum payments in effect on her retirement date.

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits

99.1	Press Release dated July 9, 2013, titled “U. S. Steel Executive Vice President and Chief Financial Officer Gretchen R. Haggerty to Retire”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Gregory A. Zovko
Gregory A. Zovko
Vice President & Controller

Dated:    July 10, 2013